Exhibit 99 (c) (7)
Strictly Private and Confidential
Presentation to the Board of Directors Regarding:
Project KENT November 1, 2006
New York – Atlanta — Boston — Chicago — San Francisco

GENERAL INFORMATION AND LIMITATIONS
This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O’Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Sandler O’Neill & Partners, L.P.
The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it.
Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions.
Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Sandler O’Neill Mortgage Finance Corp. is a indirect subsidiary of Sandler O’Neill & Partners Corp. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure.
SANDLER O’NEILL + PARTNERS, L.P.

Presentation to the Board of Directors I.Proposal Background II. Update on KENT III. Valuation Analysis
SANDLER O’NEILL + PARTNERS, L.P.

I.Proposal Background

Proposal Background Summary Terms of the Proposal
Price (1) $16.55 per share or approximately $293.1 million
Consideration 100% cash
Structure Tender offer, followed by second step merger Prior to the close of the tender offer, KENT will sell OBS to members of KENT management or other bidders Treatment of Options Cashed out at closing
Treatment of Contracts Honor all employment contracts and general severance
Anticipated Closing 1st quarter, 2007
Termination Fee $8.0 million, approximately 2.7% of the aggregate equity value
Conditions to Closing Customary approvals and the conducting of a market check for OBS
(1) Based on 60-day average closing price through 11/01/2006 and estimated transaction costs not included in LANE valuation

Proposal Background Description of Segments Corporate Solutions Group (CSG)Other Businesses (OBS) Executive Benefits Practice Healthcare Group Banking Practice Pearl, Meyer, & Partners Clark Securities (CSI) Federal Policy Group MedEx Baden Retirement Plan Services Stratford Advisory Group Clark Benson Corporate
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Transaction Related Cost Analysis
Costs Included Costs Not Total in LANE Proposal Included Management Separation and Option Costs $39.7 $10.9 $28.8 Assets (1) 12.4 4.6 7.8 Net of Assets $27.3 $6.3 $21.0 Taxes 7.6 1.8 5.8 Net Costs (2) $19.7 $4.5 $15.2 (1) Assumes any assets in excess of those funding management separation and option costs are used to cover other liabilities (2) Represents management’s best estimates and would be repriced based on the the final share price and as of date of close Note: Assumes closing date of 1/15/2007
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Calculation of Purchase Price
Purchase Price Per Share Before Costs to Shareholders KENT 60-Trading Day Average Stock Price (through 10/31/06) $11.58 33.0% Premium 3.82 LANE’s Purchase Price Per Share $15.41 Aggregate Purchase Price to Shareholders LANE’s Aggregate Purchase Price Before Costs $272.8 OBS Buyer Group’s Aggregate Purchase Price(1) 35.4 Net Costs (15.2) Total Aggregate Purchase Price to Shareholders $293.1 Outstanding KENT Shares: 17.7 Price Per Share for Stock and Options to Shareholders $16.55
Notes: (1) Assumes excess cash at KENT is equal to debt not to be assumed by LANE
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposal Statistics
Stock Price Premiums at a $16.55 per Share Purchase Price $16.55 per Share Purchase Price Stock Price Premium (%) Closing Price (November 1, 2006) $ 12.50 32.4 % Closing Price (1-month prior) 10.90 51.8 52-week high (November 3, 2005) 15.26 8.5 52-week low (October 3, 2006) 10.48 57.9 60-trading day average 11.61 42.6 Year-to-date average 12.20 35.6
Source: Factset
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposal Multiples at $16.55 per Share (Dollars in millions; except per share data) $16.55 per Share Purchase Price Equity Value Enterprise Value Multiple Value Multiple (1) Last twelve months ended 9/30/2006: Revenue $ 277.8 2.1 x EBITDA(2) 54.7 10.6 Earnings per Share(2) 0.41 39.9 x Cash Earnings per Share(2)(3) 1.27 13.1 Book Value 270.4 1.08 2006 Estimated: Revenue — Management(4) $ 284.5 2.0 EBITDA — Management(4) 55.2 10.5 Earnings per Share — Management(4) 0.47 35.5 x Cash Earnings — Management(3)(4) 1.31 12.7 Earnings per Share — First Call(5) 0.45 37.1 2007 Estimated: Revenue — Management(4) $ 299.1 1.9 x EBITDA — Management(4) 57.8 10.0 Earnings per Share — Management(4) 0.57 28.9 x Cash Earnings — Management(3)(4) 1.41 11.7 Earnings per Share — First Call(5) 0.77 21.6 (1) Based on enterprise value. Enterprise value equals deal value of $293.1 million plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $15.0 million; total enterprise value equals $579.6 million (2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005 (3) Assumes cash earnings per share is equal to earnings per share plus amortization per share (4) Based on Management earnings projections as of 10/25/06 (5) Based on FirstCall estimates as of 11/01/2006
SANDLER O’NEILL + PARTNERS, L.P.

II.Update on KENT

Update on KENT

Summary Market Statistics

(Dollars in millions, except per share data)

Current Market Statistics	
Current share price (11/01/2006)	$12.50
52-week high / low	$15.26/$10.48
Shares outstanding	17.7
Market capitalization	$221.4
Net Debt	286.6
Enterprise value[1]	507.9
Average daily volume (shares)	63,261

EPS	LTM		2006 Projected (3)	Est 2006 (4)	Est 2007 (4)
Earnings Per Share	$0.41	(2)	$0.47	$0.45	$0.77
Price / EPS	30.1x		26.8x	28.0x	16.3x
Cash Earnings Per Share [5]	$1.27	(2)	$1.31		
Price / Cash EPS	9.9x		9.6x		

EBITDA Calculation	LTM		2006 Projected (3)
Income before Taxes	$12.8	(2)	$14.0
Interest	21.9		21.5
Depreciation & Amortization	20.0		19.7
EBITDA	$54.7		$55.2
Enterprise Value / EBITDA	9.3x		9.2x

Source: Company reports; Bloomberg

(1) Based on enterprise value. Enterprise value equals market capitalization plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $15.0 million

(2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005

(3) Based on Management earnings projections as of 10/25/2006

(4) Based on FirstCall estimates as of 11/01/2006

(5) Assumes cash earnings per share is equal to earnings per share plus amortization per share

Revenues by Segment (LTM ended 9/30/2006)


Corporate/CSI 1%
Medex/ICP 1%
Federal Policy Group 4%
Pearl Meyer & Partners 12%
Healthcare Group 14%
Corporate Solutions 68%

Total Revenue = $277.8 million

Source: Company filings

12

SANDLER O'NEILL + PARTNERS, L.P.

Update on KENT KENT Summary Financial Statements (Dollars in thousands; except per share data)
Summary Balance Sheet Summary Income Statement September 30, December 31, LTM Actual 2006 2005 9/30/2006 2005
Cash and cash equivalents $8,466 $5,077 First year revenues $136,864 $130,974 Restricted cash 6,542 7,799 Renewal revenues 140,960 142,832 Total intangible assets 582,010 582,544 Total Revenues 277,824 273,806 Other assets 73,932 79,093 Total Assets $670,950 $674,513 Total commission expense (55,538) (53,024) Total operating expense (173,110) (168,286) Recourse debt $15,369 $5,728 Non-recourse debt 241,194 254,595 Total EBITA $49,176 $52,496 Trust preferred debt 45,000 45,000 Total Debt $301,563 $305,323 Amortization of acquisition costs (15,186) (15,407) Operating Income 33,990 37,089 Total Liabilities $400,527 $404,495 Interest & other income (21,335) (19,842) Pre-tax income 12,655 17,247 Total Stockholders’ Equity $270,423 $270,018 Other adjustments 0 0 Net Income $7,349 $10,609 Source: Company filings Earnings Per Share $0.40 $0.58
Adjusted Earnings per Share $0.41 (1) $0.58 (1)
(1) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Projected Consolidated Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 First Year Revenue $147,089 $158,693 $166,873 $175,661 $184,682 Renewal Revenue 137,366 140,419 142,627 144,909 147,903 Total Revenue $284,455 $299,112 $309,499 $320,570 $332,585 Commission and Fee Expense ($58,705) ($60,611) ($62,772) ($65,167) ($67,583) Operating Expense (170,505) (180,687) (188,214) (196,168) (204,530) Total Expenses ($229,210) ($241,298) ($250,986) ($261,335) ($272,113) EBITDA $55,244 $57,814 $58,514 $59,235 $60,471 Depreciation and Amortization Expense (19,704) (19,865) (20,030) (20,212) (20,404) Interest Expense (21,498) (20,697) (19,768) (18,619) (17,362) Pre-Tax Income $14,043 $17,252 $18,716 $20,404 $22,705 Taxes (5,715) (7,021) (7,617) (8,304) (9,241) Net Income $8,327 $10,230 $11,098 $12,099 $13,464 Weighted Average Diluted Shares 17,877 17,877 17,877 17,877 17,877 Earnings per Share $0.47 $0.57 $0.62 $0.68 $0.75
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Stock-Volume Analysis for the Last Twelve Months Ended 11/01/06
11/01/06
11/01/06
Insurance Brokers = AJG, AOC, BRO, HBG, HRH, MMC, NFP, USIH, WSH Consultants and Business Services = CBZ, CEN, HEW, WW Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Stock-Volume Analysis Since IPO Price and Volume Since-IPO Trading Distribution $32.50 1,100,000 30% $30.00 1,000,000 25.1% $27.50 900,000 25% 23.0% 22.1% $25.00 800,000 20.0% $22.50 700,000 20% $20.00 600,000 15% $17.50 500,000 $15.00 400,000 9.0% 10% $12.50 300,000 $10.00 200,000 5% $7.50 100,000 0.0.5% $5.00 0 0% 8/19/98 4/20/00 12/26/01 08/08/0303/22/05 11/01/06 $0.00$6.25 $8.75 to $11.25 to to to $13.75 to $16.2$18.75 to $6.25 $8.75$11.25 $13.75 $16.25 $18.7and up Reported Vol. = 108,419,964 Stock Price Volume -10% to +10% of Less Than -50.0% -30.0% today’s +10.0+30.0Greater Than to — to — price of to to Shares Traded / Shares Outstanding = 613.83% -50.0% 30.0% 10.0% $12.50 +30.0+50.0+50.0%
Cumulative Distribution of Volume Comparative Price Appreciation 350% 100.0% 100% 93.0% 98.7% 300% 90% 84.4% 250% 80% 70% 200% 55.4% 38.89% 60% 150% 26.64% 50% 24.57% 40% 100% 2.55% 0.94% 30% 15.2% 50% 20% 10% 0% 0.1% 8/19/98 4/20/0012/26/01 08/08/03 03/2211/01/06 0% CLK S&P 500 $9.60 up to up to Insurance Consult. to Brokers & Bus. Services up to up to up to up to $12.80 $16.00 $19.20 Consult. & Bus. Services ex. CBZ $22.40 $25.60 $28.80 $32.00 Insurance Brokers = AJG, AOC, BRO, HBG, HRH, MMC, NFP, USIH, WSH COMPOSITE = CEN Note: Histogram report ranges are defined using the average of Consultants and Business Services the high and low prices of the current day, not closing price. = CBZ, CEN, HEW, WW Source: FactSet,, SNL Financial
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT History of Forward Multiples Stock Price Performance $ 35.00
$ 30.00
$ 25.00
$ 20.00
$ 15.00
$ 10.00 Price / Current Year Estimated EPS statistics (1) High (July 2006) 30.2 x $ 5.00 Average 15.8 Low (March 2003) 9.7 $ 0.00 November 1, 2006 28.0 Oct-01 Feb-02 Jul-02 Dec-02 A Sep-03 Jan-04 Jun-04 No v-04 A pr-05 A ug-05 Jun-06 Oct-06 pr-03 Jan-06
Price / Current Year Estimated EPS
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x Oct-01 Apr-02 Oct-02 Apr-03 Oct-03 Apr-04 Oct-04 Apr-05 Oct-05 Apr-06 Oct-06
Source: FactSet (1) Forward EPS is based on FirstCall estimates
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Equity Research Analyst Coverage
Earnings Estimate Broker Analyst Rating Price Target 2006E 2007E Last Updated Barrington Research Hutchison Outperform $16.00 $0.46 $0.86 10/30/2006 Keefe, Bruyette & Woods Lipponen Market Perform 14.00 0.34 0.67 10/30/2006 Matrix USA Feinseth Sell NA NA NA 9/19/2006 Stephens Inc. Fisken Overweight NA 0.54 NA 4/26/2006 I/B/E/S Mean $15.00 $0.45 $0.77 I/B/E/S Median 15.00 0.46 0.77 Source: Bloomberg as of November 1, 2006 NA — Not available
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Quarterly Earnings Results
$0.65
$0.57 $0.55
$0.50 $0.49 $0.48
$0.37
$0.27 $0.26 $0.23 $0.23 $0.17 $0.18 $0.19 $0.16 $0.16 $0.15 $0.13 $0.11 $0.11 $0.10 $0.11 $0.09 $0.08 $0.08 $0.07 $0.06 $0.04 $0.02 $0.01 $0.01$0.01
4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05
Source: Company Filings
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Difference from Street Estimates
130%
110%
90%
70% “Beat” Consensus 50% 30%
10%
-10%4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05 -30% “Missed” Consensus -50%
-70%
-90%
Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

III.Valuation Analysis

Valuation Analysis Selected Comparable Publicly-Traded Companies (Dollars in millions; expect per share data) 11/1/06 % of Market Price Enterprise Value Div. Company Ticker Price LTM HighLTM Low Value LTM EPS LTM Cash Current Forward YearBook LTM EBITDA LTM Revenue Yield EPS(1) Year Life Broker National Finl Partners(2)(3)(4) NFP $38.14 64% 109% $1,456 25.7x 17.7x 14.7x 12.2x 2.03x 10.6x 1.4x 1.57% Property & Casualty Brokers Marsh & McLennan(3)(5) MMC $30.40 92% 123% $16,732 25.4x 22.0x 19.9x 16.5x 2.78x 10.4x 1.8x 2.24% Aon Corporation(6)(7) AOC 34.70 82% 109% 10,796 15.5 14.6 14.9 12.8 2.00 7.9 1.3 1.73% Willis Group(2)(8) WSH 38.04 97% 121% 5,972 17.4 16.8 16.9 14.3 3.98 11.3 2.7 2.47% Brown & Brown BRO 28.82 82% 107% 4,034 23.8 19.7 23.1 20.1 4.50 12.6 4.9 0.83% Arthur J. Gallagher(9) AJG 27.75 87% 113% 2,723 16.5 14.6 18.8 15.7 3.22 9.8 1.7 4.32% Hilb, Rogal & Hamilton(10) HRH 39.41 88% 109% 1,424 17.5 14.1 17.1 15.1 2.34 7.7 2.1 1.22% Hub International(11) HBG 29.82 95% 126% 1,166 22.0 16.9 18.2 15.4 1.80 9.0 2.3 0.94% U.S.I. Holdings Corporation(2)(12)(13) USIH 15.37 95% 128% 893 30.2 14.4 13.3 11.7 2.10 10.3 2.1 0.00%
Mean 21.0x 16.6x 17.8x 15.2x 2.84x 9.9x 2.4x 1.72% Median 19.8x 15.7x 17.6x 15.2x 2.56x 10.1x 2.1x 1.47% Consulting Services/Benefits Outsourcing Ceridian Corporation(3)(14) CEN $23.99 92% 109% $3,334 23.5x 18.2x 21.5x 18.5x 2.69x 10.5x 2.2x 0.00% Hewitt Associates(15) HEW 25.00 83% 124% 2,765 37.9 19.6 NM 19.1 2.26 7.5 1.0 0.00% Watson Wyatt(16) WW 44.25 98% 170% 1,877 21.9 20.0 19.8 18.0 2.89 9.5 1.4 0.68% BISYS Group(18) BSG 11.06 69% 119% 1,332 14.3 12.4 22.2 19.6 1.36 4.2 1.0 0.00% Century Business Services(19)(20) CBZ 6.84 76% 128% 470 19.8 17.5 20.1 18.0 2.08 8.5 0.9 0.00% Mean (17) 25.8x 18.8x 20.5x 18.4x 2.48x 9.0x 1.4x 0.17% Median (17) 22.7x 18.9x 20.1x 18.3x 2.47x 9.0x 1.2x 0.00% All Companies Mean (17) 22.8x 17.4x 18.2x 15.9x 2.67x 9.7x 2.0x 1.23% Median (17) 22.0x 17.5x 18.5x 15.7x 2.34x 9.8x 1.8x 0.94% KENT(21) CLK $12.50 82% 119% $221 30.1x 9.9x 28.0x 16.3x 0.82x 9.3x 1.8x 1.92%

Valuation Analysis Selected Comparable Publicly-Traded Companies (continued)
Notes: Source: FirstCall, FactSet, Bloomberg and SEC Filings Enterprise value equals market capitalization of $221.4 plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $15.0 million; total enterprise value equals $507.9 million NM — not meaningful (1) Assumes cash earnings per share is equal to earnings per share plus amortization per share (2) All EPS estimates are on a cash basis. There are no GAAP EPS estimates for NFP, WSH or USIH (3) Uses financial data as of 6/30/06 (4) Excludes any gains or losses on the sale of subsidiaries (5) MMC LTM 6/30/06 results are equal to reported results plus $250 million related to restructuring, regulatory and other one time charges. Charges have been tax effected using a 33% tax rate (6) AOC LTM 9/30/06 results are equal to reported results plus $149 million for provision for NY and other state settlements, restructuring charges, gain on sales, a property and casualty reserve charge and a loss on Endurance warrants, tax effected at a 35% tax rate. (7) Assumes $0.14 per share of amortization (8) WSH LTM 9/30/06 results are equal to reported results minus $15 million related to a gain on the sale of its London headquarters and its new shaping the future initiative, tax effected at 33% (9) AJG LTM 9/30/06 results are equal to reported results plus $67 million associated with litigation, claims handling obligations, investment losses and pension plan curtailment gain, tax effected at 21%. (10) HRH LTM 9/30/06 results are equal to reported results minus $5 million for loss on extinguishment of debt and integration charges less non-operating gains, tax effected at 40% (11) HBG LTM 9/30/06 results are equal to reported results plus $14 million for Talbot compensation expense less gain on disposal of subsidiaries, property, equipment and other assets; tax effected at 34% (12) USIH LTM 6/30/06 results are equal to reported results plus $6 million for margin improvement plan expenses, acquisition integration expenses and loss on early extinguishment of debt, tax effected at a 43% tax rate (13) USIH announced consideration of a proposal from a private equity firm on 10/24/06 (14) Assumes amortization of $0.30 per diluted share based on 2005 (15) Excludes goodwill impairment charge (16) Does not include non-operating loss (17) BISYS is excluded from all mean and median statistics because the company has not made its last regulatory filings (18) Excludes restructuring and impairment charges, litigation costs and regulatory settlements and investment gains (19) Excludes any gains or losses on the sale of subsidiaries (20) Assumes amortization of $0.05 per diluted share based on LTM 6/30/06 (21) Excludes human capital reorganization expense in 2005
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Imputed Value Based on Selected Comparable Publicly-Traded Companies
(Dollars in millions, except per share data)
Market Imputed Multiples Valuation Range KENT Median Mean Median Mean LTM Revenue $ 277.8 1.76 x — 1.99 x $ 11.36 — $ 14.97 LTM EBITDA (1) 54.7 9.8 — 9.7 14.10 — 13.69 Current Year EPS (2) $ 0.45 18.5 x — 18.2 x 8.27 — 8.13 Forward Year EPS (2) 0.77 15.7 — 15.9 11.97 — 12.19
Imputed Value $ 8.13 — $ 14.97
(1) Excludes human capital reorganization expense in 2005 (2) Based on First Call estimates as of November 1, 2006
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Comparable Acquisitions

(Dollars in millions)

Insurance Brokers (Enterprise Value > $100MM)

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
Sep-04	USI Holdings	Summit Global Partners[2][3]	Cash, Stock	$124	$66	$13	1.88 x	9.4 x
Mar-04	Hub International	Talbot Financial Corp.	Cash	145	105	18	1.38	8.2
Nov-03	BB&T Corporation	McGriff Seibels & Williams Inc.	Cash and Stock	391	160	35	2.43	11.3
Sep-02	Clark/Bardes, Inc.	Long, Miller & Associates, LLC	Cash and Stock	399	66	42	6.06	9.4
May-02	Hilb, Rogal and Hamilton	Hobbs Group LLC	Cash and Stock	273	95	23	2.87	11.9
Dec-01	Greater Bay Bancorp	ABD Insurance & Financial Services, Inc.[4]	Cash and Pref Stock	201	100	22	2.01	9.1
Apr-01	Benfield Greig Group Plc	E.W. Blanch Holdings, Inc.	Cash	215	199	18	1.08	11.7
Mar-01	Wells Fargo	Acordia	Cash	500	400	57	1.25	8.7
Jan-01	Hub International	Kaye Group Inc.	Cash	120	78	16	1.53	7.6
						Mean	2.28 x	9.7 x
						Median	1.88	9.4

Consulting and Business Services Companies

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
Jul-06	One Equity Partners	NCO Group[1]	Cash	$1,191	$1,104	152	1.08 x	7.8 x
Jun-04	Hewitt Associates, Inc.	Exult, Inc.	Stock	700	466	30	1.50	23.5
May-04	Marsh McLennan Companies	Kroll, Inc.[1]	Cash	1,679	547	113	3.07	14.9
Dec-03	Manpower	Right Management Consulting	Stock	597	477	84	1.25	7.1
Sep-02	Kroll, Inc.	Zolfo Cooper	Cash and Stock	178	61	36	2.91	4.9
Feb-01	AON Corp.	ASI Solutions Inc.	Stock	104	84	14	1.24	7.4
						Mean	1.84 x	11.0 x
						Median	1.38	7.6

All Transactions

Mean	2.10 x	10.2 x
Median	1.53	9.1

Purchase Price of $16.55 per share

Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
LANE	KENT	Cash	$ 580	$ 278	$ 55	2.09 x	10.6 x

Source: SNL, Company filings

(1) Excludes restructuring charges

(2) Estimate of 20% EBITDA margin based on USI Holdings management conference call

(3) Revenues are annualized, based on press release disclosure

(4) Transaction information from Greater Bay's presentation "Highlights for the Investment Community," dated 12/19/01

25

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Imputed Value Based on Comparable Acquisitions (Dollars in millions, except per share data)
Transaction Imputed Multiples Valuation Range Insurance Brokers KENT Median Mean Median Mean
LTM Revenue $ 277.8 1.9 x — 2.3 x $ 13.27 — $ 19.53
LTM EBITDA (1) $ 54.7 9.4 x — 9.7 x $ 12.81 — $ 13.76
Imputed Value $ 12.81 — $ 19.53
Transaction Imputed Consulting and Multiples Valuation Range Business Services Companies KENT Median Mean Median Mean
LTM Revenue $ 277.8 1.4 x — 1.8 x $ 5.43 — $ 12.72
LTM EBITDA (1) $ 54.7 7.6 x — 11.0 x $ 7.34 — $ 17.65
Imputed Value $ 5.43 — $ 17.65
All Transactions
Imputed Value $ 5.43 — $ 19.53
(1) Excludes human capital reorganization expense in 2005
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Premiums Paid Analysis
Market Premium Median Premium Paid Over 1-Day 1-Month All Industries from 1/1/2005 to Today (Deal Size between $250MM and $750MM) 16.5% 18.0% All Financial Services Transactions from 1/1/2005 to Today (Deal Size between $250MM and $750MM) 20.4% 20.9% All Insurance Transactions From 1/1/2000 to Today 15.8% 23.7%
Purchase Price of $16.55 per share LANE/KENT 32.4% 51.8%
LANE/KENT premium numbers are based on the closing price of $12.50 on November 1, 2006 Source: SNL, Thomson Financial
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Ability To Achieve Purchase Price Via Earnings Growth
Assumptions: Peer group median P/EPS multiple of 22.0x
Growth Rate Needed Growth Rate Needed for KENT Price to for KENT Price to Equal Equal Purchase Price Value of Purchase Price Price/ Value of Price/ Purchase Value of LTM EPS Purchase Price at LTM EPS Price at end Purchase Price Year of Peers 18% Discount Rate Year of Peers of Period at 18% Discount 2007 61% $14.03 2007 90% $19.53 $16.55 2008 27% $11.89 2008 50% $23.04 $16.55 2009 17% $10.07 2009 38% $27.19 $16.55 2010 13% $8.54 2010 33% $32.09 $16.55 2011 10% $7.23 2011 30% $37.86 $16.55
Source: Bloomberg, Management 2006 Budget as of 10/25/06
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discount Rate Analysis To determine a range of discount rates, we calculated the cost of equity for KENT: Risk free rate + (equity risk premium x KENT Beta) = cost of equity Risk free rate is the 10-year U.S. Treasury rate as of November 1, 2006 Equity risk premium based on data from Ibbotson Associates We then selected our range of discount rates based on our cost of equity calculation
Risk Free Rate 4.57 % Equity Risk Free Rate 6.80 KENT Beta 1.89 Cost of Equity 17.42%
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions
All projections based on KENT’s2006 budget and estimates for future performance provided by KENT
Free cash flows are discounted at rates ranging from 16.0% — 19.0%
Terminal value is based on EBITDA exit multiples on KENT’s 2010 projected EBITDA
Key assumptions for projected results include:
Net debt of $287 million
Effective tax rate of 40.7%
Shares outstanding of 17.7 million
Annual dividend to shareholders of $0.24 per share
The cash flows are valued as three separate segments: CSG, OBS and Corporate. The cash flows from each unit were forecasted and then discounted to 12/31/06 based on a selected range of discount rates and terminal multiples based on the characteristics of the business. These values are then aggregated to determine the total value of KENT. Nothing in this presentationshould imply that KENT could be sold in separate segments. LANE’sproposal is to acquire CSG and have a third party buy OBS and the Corporate segment
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010 Growth Rates First-Year Revenue CSG Executive Benefits Practice 10.0% 8.0% 7.0% 6.0% Banking Practice 2.0% 4.0% 5.0% 5.0% CSI 5.0% 5.0% 5.0% 5.0% OBS Healthcare Group 5.0% 5.0% 5.0% 5.0% Pearl Meyer 5.0% 5.0% 5.0% 5.0% Medex 5.0% 5.0% 5.0% 5.0% Federal Policy Group 5.0% 5.0% 5.0% 5.0% Stratford 5.0% 5.0% 5.0% 5.0% Baden 5.0% 5.0% 5.0% 5.0% Renewal Revenue CSG Executive Benefits Practice 2.0% 2.0% 2.0% 1.0% Banking Practice 3.0% 2.0% 2.0% 3.0% OBS Healthcare Group -5.0% -5.0% -5.0% -5.0% Medex 0.0% 0.0% 0.0% 0.0%
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010 Growth Rates (Continued) Commission and Fee Expense CSG Executive Benefits Practice 6.0% 5.0% 4.5% 3.5% Banking Practice 2.3% 3.3% 4.0% 4.3% OBS Healthcare Group 1.0% 1.0% 1.0% 1.0% Medex 0.0% 0.0% 0.0% 0.0% Operating Expense CSG Executive Benefits Practice 4.0% 4.0% 3.5% 3.0% Banking Practice 2.0% 2.0% 3.0% 3.5% CSI 5.0% 5.0% 5.0% 5.0% OBS Healthcare Group 5.0% 5.0% 5.0% 5.0% Pearl Meyer 5.0% 5.0% 5.0% 5.0% Medex 5.0% 5.0% 5.0% 5.0% Federal Policy Group 5.0% 5.0% 5.0% 5.0% Stratford 5.0% 5.0% 5.0% 5.0% Baden 5.0% 5.0% 5.0% 5.0% Corporate 7.0% 6.0% 5.0% 5.0%
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010 Depreciation Expense $4,656 $4,817 $4,982 $5,164 $5,356 Amortization Expense 15,048 15,048 15,048 15,048 15,048 Depreciation and Amortization Expense $19,704 $19,865 $20,030 $20,212 $20,404 Depreciation and Amortization Allocation Corporate Solutions Group 79.5% 79.5% 79.5% 79.5% 79.5% Other Business Segments 14.4% 14.4% 14.4% 14.4% 14.4% Corporate 6.1% 6.1% 6.1% 6.1% 6.1% Tax Rate 40.7% 40.7% 40.7% 40.7% 40.7% Amortization for Tax Purposes Tax Shield (1) CSG $15,622 $15,287 $15,220 $15,220 $15,220 OBS 2,502 2,502 2,502 2,502 2,502 Total $18,124 $17,789 $17,722 $17,722 $17,722 (1) Represents the tax amortization in excess of book amortization in a given year
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – CSG Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 First-Year Revenue Executive Benefits Practice $18,717 $20,589 $22,236 $23,792 $25,220 Banking Practice 36,533 37,264 38,754 40,692 42,727 CSI 3,652 3,835 4,026 4,228 4,439 Total $58,902 $61,687 $65,016 $68,712 $72,385
Renewal Revenue Executive Benefits Practice $34,584 $35,276 $35,981 $36,701 $37,068 Banking Practice 93,753 96,566 98,497 100,467 103,481 Total $128,337 $131,841 $134,478 $137,168 $140,549 Total Revenue $187,239 $193,528 $199,494 $205,880 $212,934 Commission and Fee Expense Executive Benefits Practice ($17,499) ($18,549) ($19,476) ($20,353) ($21,065) Banking Practice (34,639) (35,446) (36,630) (38,099) (39,752) Total ($52,138) ($53,995) ($56,106) ($58,452) ($60,818)
Operating Expense Executive Benefits Practice ($34,098) ($35,462) ($36,880) ($38,171) ($39,316) Banking Practice (46,652) (47,585) (48,536) (49,992) (51,742) CSI (3,051) (3,204) (3,364) (3,532) (3,709) Deduction of Depreciation 3,702 3,810 3,922 4,051 4,187 Total ($80,098) ($82,440) ($84,858) ($87,644) ($90,580)
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – CSG Income Statement (continued) (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Contribution to EBITDA Executive Benefits Practice $1,704 $1,854 $1,860 $1,969 $1,906 Banking Practice 48,996 50,799 52,085 53,068 54,713 CSI 601 631 663 696 731 Depreciation 3,702 3,810 3,922 4,051 4,187 Total $55,003 $57,094 $58,530 $59,783 $61,536
Depreciation and Amortization Expense ($15,668) ($15,797) ($15,928) ($16,073) ($16,225) Pre-Tax Income 39,334 41,297 42,602 43,711 45,311 Taxes (16,009) (16,808) (17,339) (17,790) (18,442) Net Income $23,325 $24,489 $25,263 $25,920 $26,870
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – CSG Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Pre-Tax Income $39,334 $41,297 $42,602 $43,711 $45,311 Depreciation and Amortization Expense 15,668 15,797 15,928 16,073 16,225 Taxes (16,009) (16,808) (17,339) (17,790) (18,442) Tax Shield 15,622 15,287 15,220 15,220 15,220 Free Cash Flow $54,615 $55,572 $56,411 $57,213 $58,314
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Discounted Cash Flow Analysis – OBS Income Statement

(Dollars in thousands; except per share data)

	2006	2007	2008	2009	2010
First-Year Revenue					
Healthcare Group	$31,582	$33,161	$34,819	$36,560	$38,388
Pearl Meyer	32,523	34,149	35,857	37,649	39,532
Medex	4,121	4,327	4,543	4,771	5,009
Federal Policy Group	11,485	12,059	12,662	13,295	13,960
Stratford	7,076	7,430	7,801	8,191	8,601
Baden	1,400	5,880	6,174	6,483	6,807
Total	$88,187	$97,006	$101,856	$106,949	$112,297
Renewal Revenue					
Healthcare Group	$9,029	$8,578	$8,149	$7,741	$7,354
Medex	-	-	-	-	-
Total	$9,029	$8,578	$8,149	$7,741	$7,354
Total Revenue	$97,216	$105,584	$110,005	$114,690	$119,651
Commission and Fee Expense					
Healthcare Group	($4,895)	($4,944)	($4,993)	($5,043)	($5,094)
Medex	(1,672)	(1,672)	(1,672)	(1,672)	(1,672)
Total	($6,567)	($6,616)	($6,665)	($6,715)	($6,766)
Operating Expense					
Healthcare Group	($29,656)	($31,139)	($32,696)	($34,331)	($36,047)
Pearl Meyer	(26,935)	(28,282)	(29,696)	(31,181)	(32,740)
Medex	(927)	(973)	(1,022)	(1,073)	(1,127)
Federal Policy Group	(8,498)	(8,923)	(9,369)	(9,837)	(10,329)
Stratford	(5,787)	(6,076)	(6,380)	(6,699)	(7,034)
Baden	(938)	(3,938)	(4,134)	(4,341)	(4,558)
Deduction of Depreciation	670	703	738	775	814
Total	($72,071)	($78,628)	($82,559)	($86,687)	($91,021)

37

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – OBS Income Statement (continued) (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Contribution to EBITDA Healthcare Group $6,060 $5,656 $5,279 $4,928 $4,601 Pearl Meyer 5,588 5,867 6,161 6,469 6,792 Medex 1,522 1,682 1,849 2,025 2,210 Federal Policy Group 2,987 3,136 3,293 3,457 3,630 Stratford 1,289 1,353 1,421 1,492 1,567 Baden 463 1,943 2,040 2,142 2,249 Depreciation 670 703 738 775 814 Total $18,578 $20,340 $20,781 $21,288 $21,864
Depreciation and Amortization Expense (2,834) (2,857) (2,881) (2,907) (2,935) Pre-Tax Income $15,744 $17,483 $17,900 $18,381 $18,929 Taxes (6,408) (7,115) (7,285) (7,481) (7,704) Net Income $9,336 $10,367 $10,614 $10,900 $11,225
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – OBS Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Pre-Tax Income $15,744 $17,483 $17,900 $18,381 $18,929 Depreciation and Amortization Expense 2,834 2,857 2,881 2,907 2,935 Earnout Payments to MedEx — — (600) (600) (600) Taxes (6,408) (7,115) (7,285) (7,481) (7,704) Tax Shield 2,502 2,502 2,502 2,502 2,502 Free Cash Flow $14,672 $15,727 $15,397 $15,709 $16,062
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Corporate Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 EBITDA ($18,336) ($19,620) ($20,797) ($21,837) ($22,929)
Depreciation and Amortization Expense (1,201) (1,211) (1,221) (1,232) (1,244) Pre-Tax Income ($19,537) ($20,831) ($22,018) ($23,069) ($24,172) Taxes 7,952 8,478 8,961 9,389 9,838 Net Income ($11,586) ($12,353) ($13,057) ($13,680) ($14,334)
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Corporate Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Pre-Tax Income ($19,537) ($20,831) ($22,018) ($23,069) ($24,172) Depreciation and Amortization Expense 1,201 1,211 1,221 1,232 1,244 Taxes 7,952 8,478 8,961 9,389 9,838 Tax Shield — — — — - Dividends (4,250) (4,250) (4,250) (4,250) (4,250) Free Cash Flow ($14,634) ($15,392) ($16,086) ($16,698) ($17,340)
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Discounted Cash Flow Analysis

(Dollars in millions; except per share data)

	Selected EBITDA Multiples				Implied Enterprise Value		
CSG							
16% Discount Rate	8.0x	-	10.0x		$431	-	$499
17% Discount Rate	8.0x	-	10.0x		$418	-	$484
18% Discount Rate	8.0x	-	10.0x		$406	-	$470
19% Discount Rate	8.0x	-	10.0x		$395	-	$456
				Range	**$395**	-	**$499**
OBS							
16% Discount Rate	9.0x	-	11.0x		$153	-	$177
17% Discount Rate	9.0x	-	11.0x		$148	-	$171
18% Discount Rate	9.0x	-	11.0x		$144	-	$166
19% Discount Rate	9.0x	-	11.0x		$140		$161
				Range	**$140**	-	**$177**
Corporate							
16% Discount Rate	9.0x	-	11.0x		($159)	-	($185)
17% Discount Rate	9.0x	-	11.0x		($155)	-	($179)
18% Discount Rate	9.0x	-	11.0x		($150)	-	($174)
19% Discount Rate	9.0x	-	11.0x		($146)	-	($169)
				Range	**($146)**	-	**($185)**
				Value of Remaining Tax Shield[1]	**$37**	-	**$37**
				Enterprise Value Range	**$426**	-	**$528**
				Less: Net Debt[2]	**($287)**	-	**($287)**
				Implied Equity Value	**$139**	-	**$241**
				Per Share Value[3]	**$7.87**	-	**$13.61**

Note: Although presented as one of three separate cash flow streams, the corporate segment cannot operate independently of the other units. LANE's proposal is to only acquire CSG and is for a third party to buy OBS and the Corporate segment together
(1)Remaining tax shield is discounted at a 17% discount rate
(2)Net debt is discounted at a 17% discount rate
(3)Based on shares outstanding of 17.7 million shares

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